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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-15116, No. 33-15117, No. 33-23856, No. 33-29215,
No. 33-29216, No. 33-37579, No. 33-37580, No. 33-45986, No. 33-50737, No.
33-58437, No. 33-58869, No. 33-58871, and No. 33-59600) of Raychem Corporation
of our report dated July 18, 1995, appearing on page 27 of Exhibit 13 which is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement
Schedule II, listed in Item 14(a)(2) of this Form 10-K. We also consent to the incorporation by reference of our reports on the separate financial statements of Raynet International, Inc. as of and for the period ended November 16, 1994 and on the financial statements of Ericsson Raynet as of and for the period ended June 30, 1995, which appear in Item 14(a)(2) of this Form 10-K.


PRICE WATERHOUSE LLP

San Jose, California
September 18, 1995